Exhibit 10.39

                            THIRD AMENDMENT TO LEASE


I.   PARTIES AND DATE.

     This Third Amendment to Lease (the "Third Amendment") dated November 14, 1996, is by and between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), and ADVANCED LOGIC RESEARCH, INC., a Delaware corporation ("Tenant").

II.  RECITALS.

     On August 21, 1989, Landlord and Tenant entered into a lease, as amended by a First Amendment to Lease dated August 17, 1993, and by a Second Amendment to Lease dated April 15, 1994 (as amended, the "Lease") for space in a building located at 9700 Jeronimo Road, Irvine, California ("Premises").

     Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Monthly Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III.     MODIFICATIONS.

     A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

     1. thereof: Item I is hereby deleted in its entirety and the following shall be substituted in lieu

     "1. Address of Landlord:


       With a copy of notices to:
             Insignia Commercial Group, Inc.
             One Technology Drive, Suite F-207
             Irvine, CA 92618
             Irvine Industrial Company
             P.O. Box 6370
             Newport Beach, CA 92658-6370
             Attn: Vice President, Industrial Operations

     2. Item 4 is hereby deleted in its entirety and the following shall be substituted in lieu thereof

            "4. Tenant's Contact: Vic Sial Telephone (714) 581-6770

     3. thereof: Item 8 is hereby deleted in its entirety and the following shall be substituted in lieu

            "8. Term: the Term of this Lease shall expire at midnight on
                June 30, 1999."

     4. Effective as of July 17, 1996, Item 9 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            "9.  Monthly  Rent:  $20,802.00  per  month,  based  on $.52  per rentable square foot.

                    Monthly Rent is subject to adjustment as follows: The Monthly Rent shall be increased, as of July 1, 1998 (the "Rental Adjustment Date"), by the percentage increase, if any, in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles-Anaheim Riverside Area Average, all items (1982-84=100) (the "Index"). The adjustment shall be calculated by comparing the Index published for the third month preceding the Rental Adjustment Date with the Index published for April, 1997, and the Monthly Rent then in effect shall be increased by the amount of the percentage increase, if any, between those published Index amounts. In no event shall the Monthly Rent be reduced by reason of such computation. If at the Rental Adjustment Date the Index shall not exist, Landlord may substitute another reasonable index published by any governmental agency. Landlord shall use diligent efforts to calculate and give Tenant notice of any such increase in the Monthly Rent on or near the Rental Adjustment Date, and Tenant shall commence to pay the increased Monthly Rent effective on the Rental Adjustment Date. In the event Landlord is unable to deliver to Tenant the notice of the increased Monthly Rent at least five (5) days prior to the Rental Adjustment Date, Tenant shall commence to pay the increased Monthly Rent on the first day of the month following the delivery of such notice (the "Payment Date"), provided Landlord1s notice has been given at least five (5) days in advance. Tenant shall also pay, together with the first payment of the increased Monthly Rent, an amount determined by multiplying the amount of the increase in Monthly Rent times the number of months that have elapsed between the Rental Adjustment Date and the Payment Date."



IV.      GENERAL.

     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this amendment

     E. Corporate and partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

     F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.       EXECUTION.

     Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                                      TENANT:

THE IRVINE COMPANY,                            ADVANCED LOGIC RESEARCH, INC.
a Michigan corporation                         a Delaware corporation

Clarence W. Baker, President                   Ron Sipkovich
Irvine Industrial Company, a                   VP Finance, CFO
division of The Irvine Company